Exhibit 10.1

EXCHANGE AGREEMENT

        InterCept, Inc., a Georgia corporation (the “Company”), and the investors named on Exhibit A (each an “Investor” and collectively the “Investors”) enter into this Exchange Agreement (this “Agreement”) dated June 23, 2004, relating to the issuance by the Company of shares of newly designated Series B Preferred Stock in exchange for all of the outstanding shares of the Company’s Series A Preferred Stock.

SECTION 1.  DESCRIPTION OF TRANSACTION

        1.1       Description of Securities. The Company agrees to issue to the Investors One Hundred Thousand (100,000) shares of its authorized but unissued Series B Preferred Stock (the “Preferred Shares”) in exchange for all of the outstanding shares of the Company’s Series A Preferred Stock (the “Old Preferred Shares”) now held by the Investors. The Old Preferred Shares, and all accrued but undeclared dividends thereon, shall be cancelled. The Preferred Shares will be convertible into shares of the Company’s Common Stock, no par value per share (the “Common Stock”), as provided in the Articles of Amendment (the “Designation”) filed with the Secretary of State of the State of Georgia substantially in the form attached hereto as Exhibit B. Any shares of Common Stock of the Company issued or issuable upon such conversion (and any securities resulting from a stock split of or stock dividend upon such Common Stock) are referred to as “Conversion Shares.”

        1.2      Closing. The closing (the “Closing”) of the sale of the Preferred Shares will take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P. (“Nelson Mullins”), Atlanta, Georgia, counsel for the Company, at 5:00 P.M., on the date of this Agreement, or such other time of day and place as agreed to by the parties (the “Closing Date”). At the Closing, the Company will deliver certificates evidencing the Preferred Shares being acquired by the Investors upon delivery of the certificates evidencing the Old Preferred Shares by the Investors to the Company. The Company will not be obligated to issue any Preferred Shares unless the Investors acquire all the Preferred Shares by exchanging all of the Old Preferred Shares for them as contemplated hereby. The Preferred Shares will be exchanged on a one-for-one basis for the outstanding Old Preferred Shares, so that upon and after the Closing, 100,000 shares of Preferred Shares will be outstanding and each Investor will own a number of Preferred Shares equal to the number of Old Preferred Shares it currently owns.

        1.3      The Investors’ Conditions to Closing. The obligation of the Investors to purchase and pay for the Preferred Shares at the Closing is subject to satisfaction, unless waived by the Investors, of the conditions that:

        (i)      The Company shall have duly authorized and filed the Designation with the Secretary of State of the State of Georgia and a date-stamped copy of the Designation marked “filed” by the Secretary of State of the State of Georgia shall have been furnished to counsel for the Investors.

(ii) The Company shall have executed and delivered to the Investors an Amendment to Registration Rights Agreement in the form attached hereto as Exhibit C (the “Amendment to Rights Agreement”).

        (iii)      No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the execution, delivery or (where applicable) filings of this Agreement, the Amendment to Rights Agreement or the Designation or the completion of any of the transactions contemplated hereby and thereby, declare unlawful the transactions contemplated by this Agreement, the Rights Agreement (as amended) or the Designation or cause any such transaction to be rescinded.

        (iv)      The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, and registrations, declarations, notices to and filings and applications with, any governmental authority or any other person required to be obtained prior to the Closing.

(v) The Company shall have delivered to the Investors:

        (A)      a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, with respect to the attached copy of the By-laws of the Company, the incumbency of the officers executing this Agreement and the Amendment to Rights Agreement, and the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Amendment to Rights Agreement and the actions to be taken by the Company under this Agreement and the Rights Agreement (as amended) including any Form D and blue sky filings;

        (B)      a certificate executed by the Chief Executive Officer of the Company (signing on behalf of the Company and not in his personal capacity), dated the Closing Date, stating that the conditions set forth in Sections 1.3(iii) and 1.3(iv) have been satisfied;

(C) a certificate of the Secretary of State of the State of Georgia, dated as of a recent date, to the effect that the Company is in existence in the State of Georgia;

        (D)      a certified copy of the Articles of Incorporation of the Company, and all amendments, as filed with the Secretary of State of the State of Georgia and a date-stamped copy of the Designation marked “filed” by the Secretary of State of the State of Georgia.

                               (vi)      Nelson Mullins shall have delivered to the Investors a legal opinion dated as of the Closing Date and substantially in the form attached hereto as Exhibit D.

        1.4      The Company’s Conditions to Closing. The obligation of the Company to issue and sell the Preferred Shares at the Closing is subject to satisfaction, unless waived by the Company, of the conditions that no injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the execution, delivery or (where applicable) filing of this Agreement, the Rights Agreement (as amended) or the Designation or the completion of any of the transactions contemplated hereby and thereby, declare unlawful the transactions contemplated by this Agreement or the Designation or cause any such transaction to be rescinded.

SECTION 2.      REPRESENTATIONS OF THE COMPANY

        As part of the basis of this Agreement, the Company represents to the Investors that:

        2.1       Public Status. The Company is a publicly traded corporation whose Common Stock is traded on the Nasdaq National Market under the symbol ICPT. The Company has received no notice from Nasdaq that it is in default under, and, to the Company’s best knowledge, it is not in default in respect to, any of Nasdaq’s listing requirements.

        2.2     Organization and Authority.

                  (a)     The Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

                  (b)      The Company has the corporate power and authority to execute and deliver this Agreement and the Amendment to Rights Agreement, and to execute and file the Designation, to perform its obligations hereunder and thereunder, to own or lease its properties and assets, and to carry on and conduct its business as it is now being conducted.

                   (c)     The Company has duly authorized the execution and delivery of this Agreement and the Amendment to Rights Agreement, and the execution and filing of the Designation, and all performance by the Company hereunder and thereunder, including issuance of the Preferred Shares and the Conversion Shares in accordance therewith, and has duly executed and delivered this Agreement and the Amendment to Rights Agreement, and has duly executed and filed the Designation.

                   (d)     The execution and delivery by the Company of this Agreement and the Amendment to Rights Agreement, the execution and filing of the Designation, and all performance of the Company’s obligations hereunder and thereunder, with the giving of notice or the passage of time, or both, will not result in any:

(i) violation of the Company’s Articles of Incorporation or bylaws;

(ii) violation of any judgment, order, ruling, or award to which the Company or any of its properties is subject;

(iii) breach of or default under any material written agreements to which the Company or any of its properties is subject; or

(iv) requirement for the consent or approval of any governmental authority or any party to any such material written agreement, other than consents or approvals which have been obtained or will be obtained on a timely basis.

                  (e)      This Agreement and the Amendment to Rights Agreement constitute the valid, legal, binding and enforceable agreements of the Company.

        2.3      Capitalization

                   (a)      The authorized capital of the Company consists of (x) 50,000,000 shares of Common Stock, of which 20,625,140 shares are issued and outstanding as of June 16, 2004, and (y) 1,000,000 shares of Preferred Stock, 100,000 of which constitute the issued and outstanding Old Preferred Shares, which will be exchanged for the 100,000 Preferred Shares to be issued and outstanding on the Closing Date of this Agreement. No other shares of Preferred Stock are outstanding. The rights, preferences and privileges of the Preferred Shares as set forth in the Designation will be enforceable against the Company as described in the Georgia Business Corporation Code (“GBCC”), including without limitation Section 14-2-1001 of the GBCC.

                  (b)      Upon issuance, sale and delivery for the consideration stated in this Agreement, the Preferred Shares will be duly and validly issued, fully paid and nonassessable, and will be free and clear of all liens, claims, charges, security interests, pledges or other similar encumbrances (collectively, “Liens”) created by or through the Company, other than voting and transfer restrictions expressly created by the terms of this Agreement, the Company’s Articles of Incorporation, as amended by the Designation, or the Rights Agreement (as amended).

                   (c)      The Conversion Shares, upon issuance and delivery in accordance with the terms of the Company’s Articles of Incorporation, as amended by the Designation, will be duly and validly issued, fully paid and nonassessable, and will be free and clear of all Liens created by or through the Company, other than voting and transfer restrictions expressly created by the terms of this Agreement, the Company’s Articles of Incorporation, as amended by the Designation, or the Rights Agreement (as amended).

                   (d)      The Company’s Board of Directors has duly authorized and adopted a resolution to reserve a number of shares of Common Stock estimated to be sufficient for the conversion of all Preferred Shares (assuming a conversion price of no less than $10.50 per share).

                   (e)      Between the date of original issuance of the Series A Preferred Stock and the Closing Date, no event or circumstance has occurred or existed that would give rise to an adjustment of the conversion price of the Series A Preferred Stock pursuant to Section 8(e) of the Designations of Preferences, Limitations and Relative Rights of Series A Preferred Stock of the Company, as the same has been in effect during such period.

        2.4      Historical Regulatory Filings. No final registration statement, prospectus, report, proxy statement or other document filed by the Company with the Securities and Exchange Commission (“SEC”) since December 31, 2002 pursuant to the Securities Act of

1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the time of filing, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading as of the date of filing. Other than the proxy fight, the settlement thereof, and related litigation described in the Company’s filings with the SEC since April 1, 2004 (and the negative effects thereof on the business of the Company), there have been no material adverse changes to the business (financial or otherwise) or properties of the Company subsequent to the date of filing of the Company’s quarterly report for the first quarter of 2004.

        2.5      Regulatory Filings for Preferred Shares. Neither the Company, nor any of its affiliates, nor, to its knowledge, any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Shares or the Conversion Shares under the Securities Act or for the offering of the same to be integrated with any other offering of securities. As used in this Agreement, “affiliate” has the meaning assigned in Rule 405 adopted under the Securities Act. No consent, approval or filing with any regulatory agency is required to be obtained or made by the Company in connection with the transactions contemplated by this Agreement, other than those which the Company has obtained or made, except for any filing of Form D or any applicable state blue sky filing that may be made by the Company after the Closing.

        2.6      Representation Regarding Sovereign. The Company reasonably believes that no event has occurred under the Master Services Agreement dated January 21, 2003 between the Company and Sovereign Bank that would cause a material adverse effect on the Company.

         2.7      Brokers. No broker or finder has acted on behalf of the Company in connection with this Agreement, and the Company has not made any agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder’s or originator’s fee arising out of or in connection with the subject matter of this Agreement.

        2.8      Other Information. No representation made by the Company in this Agreement contains any untrue statement or omits to state a material fact necessary to make the statements contained herein not misleading.

SECTION 3.      REPRESENTATIONS OF THE INVESTORS

        As part of the basis of this Agreement, each of the Investors hereby represents that:

        3.1      Authorization. This Agreement and the Amendment to Rights Agreement have been duly authorized by all necessary action on the part of such Investor, have been duly executed and delivered by the Investor, and constitute the valid, legal, binding and enforceable agreements of such Investor.

        3.2      Investment Purpose. Such Investor is acquiring the Preferred Shares for its own account, for investment, and not with a view to any “distribution” within the meaning of the

Securities Act. Such Investor has no present intention to make any transfer of the Preferred Shares.

        3.3      Own Account. Such Investor is acting on its own behalf in connection with the investigation and examination of the Company and its decision to enter into this Agreement.

        3.4      Securities Law Legends. Each instrument representing the Preferred Shares or the Conversion Shares may be endorsed with the following or similar legends:

(a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under such act covering such securities, [the sale is made in accordance with Rule 144 under such Act,] or the Company receives an opinion of counsel for the holder of these securities reasonably satisfactory to the Company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of such act. (The bracketed language, regarding Rule 144, is not and is not expected to become applicable to the Preferred Shares and will not appear in the legend on any instrument representing Preferred Shares.)

(b) Any other legend required by Georgia or other state securities laws.

The Company need not register a transfer of legended securities, and may also instruct its transfer agent not to register the transfer of such securities, unless one of the conditions specified in each of the foregoing legends is satisfied.

        3.5      Removal of Securities Law Legends and Transfer Restrictions. Any legend endorsed on an instrument pursuant to Section 3.4 hereof and the stop transfer instructions with respect to such securities shall be removed, and the Company shall issue an instrument without such legend to the holder of such securities if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides the Company with an opinion of counsel for such holder of the securities, reasonably satisfactory to the Company, to the effect that a public sale, transfer or assignment of such securities may be made without registration.

        3.6     Other Legend.  Each instrument representing the Preferred Shares will also be endorsed with the following legend:

The securities evidenced by this certificate (and all transfers thereof) are subject to certain restrictions on transfer contained in Section 4.5 of the Exchange Agreement dated June [ ], 2004 among the Company and the Investors listed on Exhibit A thereto, a copy of which is on file at the office of the Company.

        3.7      Status of Investors. Such Investor is knowledgeable and experienced in making venture capital investments, and is able to bear the economic risk of loss of its investment in the Company. Such Investor is an “accredited investor,” as that term is defined in Regulation D under the Securities Act by virtue of meeting the criteria of Rule 501(a)(3). Such Investor’s state of incorporation or organization, as applicable, and principal place of business are listed on Exhibit A, and such Investor has not been organized for purposes of investing in the Company.

        3.8      Brokers. No broker or finder has acted on behalf of such Investor in connection with this Agreement, and such Investor has not made any agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder’s or originator’s fee arising out of or in connection with the subject matter of this Agreement.

SECTION 4.     COVENANTS OF THE PARTIES

        4.1      Retirement of Series A Preferred Stock. Following the Closing Date, the Company shall use reasonable efforts to cause the authorized shares of Series A Preferred Stock to be permanently retired and to cause such shares to revert to the status of undesignated Preferred Stock. Until such retirement and reversion, the Company shall not issue any shares of Series A Preferred Stock (or any securities convertible into or exchangeable for Series A Preferred Stock) without the express prior written consent of the Investors.

        4.2      Board Observer. The holders of a majority of the issued and outstanding Preferred Stock may designate an observer to attend the meetings of the board of directors at any time, provided such observer will be excused from the meeting when privileged matters are discussed. The Company shall pay all ordinary and necessary travel and other expenses that such observer reasonably incurs in attending meetings. Mr. Robert Finzi shall be the initial board observer.

        4.3      Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        4.4      Right of First Refusal on Issuance of New Securities.

                    4.4.1      Grant of Right. The Company hereby grants to each Investor the right of first refusal to purchase its Pro Rata Share (as defined below) of the New Securities (as defined in Section 4.4.2) which the Company may, from time to time, propose to sell and issue for cash. A “Pro Rata Share,” for purpose of this right of first refusal, is the ratio that (i) the sum of the total number of shares of Common Stock which are then held by, are issuable to, or would be issuable to such Investor assuming the conversion of the Preferred Shares (whether or not such conversion right has matured) bears to (ii) the sum of the total number of shares of Common Stock then outstanding and which is issuable pursuant to exercise or conversion of any then outstanding options, warrants, rights or convertible securities (whether or not such conversion rights or options have vested or are then exercisable), including all outstanding Preferred Shares.

                      4.4.2     New Securities. “New Securities” shall mean any equity securities of any class of the Company (or any securities that are convertible into or exercisable or exchangeable for equity securities) to be sold in a transaction which does not involve (i) a public offering, (ii) a dividend reinvestment plan, (iii) an employee benefit plan, stock purchase plan, or stock option plan, (iv) securities issued pursuant to the acquisition of another business or assets by merger, share exchange, purchase of all or substantially all of its assets or other reorganization or (v) any other transaction covered by Rule 145 or any similar SEC rule.

                      4.4.3       Notice. In the event the Company proposes to undertake a sale of New Securities, it shall give each Investor written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Such Investor shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of the New Securities to be purchased.

                      4.4.4       Eligible Sales to Third Parties. After giving the notice and opportunity for the Investors to participate as required under Section 4.4.3 above, the Company shall have one hundred twenty (120) days thereafter to issue and sell the New Securities not elected to be purchased by such Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice under Section 4.4.3. In the event the Company has not sold such New Securities within said one hundred twenty (120) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

         4.5     The Company’s Right of First Refusal.

                     4.5.1     Prohibition on Transfer. Unless otherwise consented to in writing by the Company, each Investor shall refrain from making any transfer of the Preferred Shares unless such transfer is to a Permitted Transferee or such Investor complies with the provisions of Section 4.5.2. Any transfer made in contravention of this prohibition shall be void. “Transfer,” whether used as a noun or a verb, shall mean any sale, assignment, pledge, encumbrance or other disposition with or without consideration. “Permitted Transferee” shall mean (i) any affiliate of such Investor or (ii) any partner or member of such Investor, in either case who is an accredited investor and to whom a transfer may be made in compliance with applicable securities law and other regulatory requirements. Permitted Transferees are bound by the provisions of Section 4.5 as to any Transferred Preferred Shares.

                         4.5.2      Right of First Refusal.

                                        (a)      Prior to any transfer of the Preferred Shares by any Investor, such Investor (the “Transferor”) shall provide the Company with a right of first refusal with respect to such transfer.

                                        (b)      To give effect to the Company’s right of first refusal, the Transferor shall notify the Company of the Transferor’s intent to transfer the Preferred Shares. Such notice shall be accompanied by a copy of the offer of the proposed transfer (if the offer is in writing), and shall set forth all pertinent information about the proposed transfer, including the number of Preferred Shares proposed to be transferred, the name, address, and accredited investor status of the proposed transferee, and the terms and conditions of the proposed transfer. The Transferor shall also obtain and provide such further information concerning the proposed transfer or proposed transferee as the Company may reasonably request.

                                        (c)      Upon receipt of the Transferor’s notice of the proposed transfer, the Company may elect to purchase all, but not fewer than all, of the shares of Preferred Shares proposed to be transferred.

                                        (d)      The purchase price for the shares of Preferred Shares proposed to be transferred, and the other terms of such transfer, shall be the payment amount proposed to be paid by the transferee, and the other terms, as set forth in the notice to the Company.

                                       (e)      The Company may exercise its right of first refusal by notice to the Transferor at any time within thirty (30) days following receipt of the notice delivered to the Company pursuant to Section 4.5.2(b). The expiration of such thirty (30) day period without notice of exercise of such right of first refusal, or a written notice of non-exercise by the Company during such period, shall constitute the Company’s election not to exercise such right of first refusal.

                                        (f)      If the Company elects not to exercise its right of first refusal, the Transferor may, subject to compliance with applicable securities laws and other regulatory requirements, transfer the Preferred Shares proposed to be transferred in accordance with the information, including the terms and conditions, or on terms and conditions no more favorable to the proposed transferee, set forth in the notice first delivered to the Company. The Company may require the transferee to agree in writing to be bound by the restrictions of this Section 4.5 as a condition to the effectiveness of the proposed transfer. If the Transferor does not complete such transfer within 90 days after the Company has elected not to exercise its right of first refusal, or if there is any material (and favorable to the transferee) change in the terms or conditions of the proposed transfer, the transfer shall again be subject to the right of first refusal set forth in this Section 4.5.

                                        (g)      The closing of the purchase of the Preferred Shares pursuant to the Company’s exercise of its right of first refusal shall occur as provided in Section 4.5.3 hereof.

                         4.5.3      Closing.

                                        (a)      In the event that the Company is to purchase Preferred Shares under Section 4.5.2 hereof, the referenced Transferor shall tender the certificates or other instruments evidencing such Preferred Shares at the Company’s offices at such date and time as the Company may designate within five business days of the date of receipt of the Company’s election to purchase such Preferred Shares.

                                        (b)      The Company shall deliver the purchase price for such Preferred Shares upon receipt of the certificates or other instruments evidencing such Preferred Shares.

        4.6       Consent to Exchange Agreement. By its signature below, each holder of Series A Preferred Stock consents to this Agreement and the transactions contemplated hereby.

SECTION 5.     GENERAL

        5.1      Amendments, Waivers and Consents. Any consents required and any waiver, amendment or other action of the Investors or holders of the Preferred Shares (or Conversion Shares) may be made by consent(s) in writing signed by the holders of at least a majority of the Preferred Shares (including, for such purposes, any Conversion Shares into which any of the Preferred Shares have been converted that have not been sold to the public). Any amendment or waiver made according to this section will be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder. Any amendment or waiver by the Company must be made in writing. This Agreement may not be amended, except in a written document signed by the Company and holders of a majority of the Preferred Shares (including, for such purposes, any Conversion Shares into which any of the Preferred Shares have been converted that have not been sold to the public).

        5.2       Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the choice of law provisions thereof.

        5.3      Counterparts. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document. Facsimile signature pages will be accepted as originals for all purposes hereof.

        5.4      Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that each Investor may assign its rights and interests hereunder to any Permitted Transferees.

        5.5      Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        5.6      Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized courier service (costs prepaid); (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested on the dated indicated on the return receipt; in each case to the addresses or facsimile numbers and marked to the attention of the person (by name or title) designated on the signature page or Exhibit A (or to such other address or facsimile number or person as a party may designate by notice to the other party).

        5.7       Severability. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

        5.8      Expenses. The Company will pay (a) all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and (b) the legal fees and disbursements incurred by the Investors (up to a maximum of $25,000) with respect to this Agreement and the transactions contemplated hereby. The Investors designate Sonnenschein Nath & Rosenthal LLP as their counsel for this transaction. If either party is required to take any action to enforce its rights under this Agreement, the prevailing party shall be entitled to its reasonable expenses, including attorneys’ fees, in connection with any such action.

        5.9      Entire Agreement. This Agreement and the exhibits to this Agreement, together with the Rights Agreement (as amended), constitute the entire agreement of the parties, and supersede any prior agreements.

[Signatures begin on the following page.]

        The undersigned have executed this Agreement as of the day and year first written above.

COMPANY: INTERCEPT, INC.

By: /s/ G. Lynn Boggs Name: G. Lynn Boggs Its: President and COO Address for Notices: 3150 Holcomb Bridge Road Suite 200 Norcross, Georgia 30071-1370 Attention: President Facsimile: 770-662-8399

INVESTORS: SPROUT CAPITAL IX, L.P.

By: DLJ Capital Corporation, Its Managing General Partner By: /s/ Robert Finzi Name: Robert Finzi Its: Managing Director

SPROUT ENTREPRENEURS FUND, L.P.

By: DLJ Capital Corporation, Its General Partner By: /s/ Robert Finzi Name: Robert Finzi Its: Managing Director

DLJ Capital Corporation, By: /s/ Robert Finzi Name: Robert Finzi Its: Managing Director

EXHIBIT A

THE INVESTORS

Number of Series B Preferred
Name and Address for Notices	Shares Acquired

Sprout Capital IX, L.P.	99,400
Jurisdiction of Organization: Delaware
Principal Place of Business:
Eleven Madison Avenue
13th Floor
New York, NY 10010

Sprout Entrepreneurs Fund, L.P.	392
Jurisdiction of Organization: Delaware
Principal Place of Business:
Eleven Madison Avenue
13th Floor
New York, NY 10010

DLJ Capital Corporation	208
Jurisdiction of Organization: Delaware
Principal Place of Business:
Eleven Madison Avenue
13th Floor
New York, NY 10010

Address for Notice to all Investors:
3000 Sand Hill Road
Building Three, Suite 170
Menlo Park, CA 94025
Attn: Mr. Robert Finzi
Facsimile: (650) 234-2779

With a copy to :
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, NY 10020
Attn: Michael R. Flynn, Esq
Facsimile: (212) 768-6800

EXHIBIT B

Form of

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

INTERCEPT, INC.

EXHIBIT C

Form of

AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

Form of

LEGAL OPINION OF COUNSEL TO INTERCEPT